Exhibit 10.20

Important Notes.

Dear customer, in order to safeguard your rights and interests, please read this agreement in its entirety, especially the bolded and highlighted clauses, carefully before signing it. If you have any doubts, please ask us to clarify them promptly. If you are still in doubt or unsure of anything, please consult your lawyer and relevant professionals.

Credit Agreement

(applicable in the case of working capital loans where no separate loan contract is required)

NO. 121XY240709T000157

Grantor: China Merchants Bank Co. LTD Shanghai branch (hereinafter referred to as Party A)

Credit Applicant: JAJI (Shanghai) Co., Ltd. (hereinafter referred to as Party B)

Upon Party B’s application, Party A agrees to provide a credit line to Party B for your use. Now Party A and Party B agree on the following terms in accordance with the relevant legal provisions and after full consultation, and hereby enter into this agreement.

1. Credit limit

1.1 Under this Agreement, we shall provide you with a credit line (including revolving line and/or one-off line) in the amount of RMB 10 million .Party B may apply for specific business in other currencies within the credit line.

Party A (or Party A’s subsidiary) and Party B originally entered into a《Credit Agreement》 with the number 121XY2023010596 (applicable to working capital loans that do not require a separate loan contract) (insert the name of the agreement here) , it will automatically be included under this agreement and will directly occupy the credit line under this agreement.

1.2 The credit period shall be for a period of 12 months, from 2024.7.11 to 2025.7.10. If Party B needs to use the credit line for specific credit business, it shall submit an application to Party A for the use of the credit line within such period. Party A shall not accept any application for the use of the credit line submitted by Party B beyond the expiry date of the credit line period, except as otherwise provided in this Agreement.

1.3 The types of credit business granted under the credit line include but are not limited to one or more credit businesses such as loans/order loans, trade finance, bill discounting, commercial bill acceptance, commercial bill acceptance/bonding, international/domestic letters of guarantee, customs duty payment guarantee, corporate account overdraft, derivative transactions, gold leasing, etc.

“Trade Finance” includes, but is not limited to, international/domestic letters of credit, import charge, lading guarantee, import collection charge, packaged release, export charge, export negotiation, export collection charge, import/export remittance financing, credit guarantee financing, factoring, bill factoring and other business types.

1.4 Revolving Credit Limit means the maximum amount of the sum of the principal balance of one or more credit facilities referred to in the preceding paragraph that we may provide to you on a continuous and revolving basis during the credit period.

The one-off line of credit refers to the cumulative amount of each type of credit business provided by Party A for Party B during the credit period shall not exceed the amount of the one-off line of credit approved by Party A. Party B shall not recycle the one-off credit line, and the corresponding amount of multiple credit operations applied for by Party B shall occupy the one-off credit line amount until the accumulated amount is full.

2. credit line occupancy arrangements

2.1 Specific credit operations applied for by you and approved by us during the credit period are automatically included in this Agreement and will be covered by the credit limit under this Agreement.

2.2 If Party A applies for factoring business in which Party B is the payer (debtor of the receivables), the credit line mentioned above shall be used for the receivables claims assigned to Party B by Party A from a third party in such business; if Party B applies to Party A for factoring business in which Party B is the payee (creditor of the receivables), the credit line mentioned above shall be used for the purchase of the receivables claims held by Party B paid by Party A to Party B with its own funds or funds from other legal sources. The acquisition amount (off-take payment) of the receivable claims held by Party B will occupy the above credit line.

2.3 If Party A, according to its internal process, entrusts other branches of China Merchants Bank to reopen a letter of credit to the beneficiary after the letter of credit has been issued, the letter of credit and the guarantee business of charge and delivery under it will occupy the above credit line.

When classifying an import opening business, if an import charge actually occurs subsequently under the same letter of credit, the import opening and the import charge will occupy the same line of credit at different stages. In other words, when an import charge is made, the amount recovered after the letter of credit is paid out is then used for the import charge and is deemed to be the same amount used for the original import opening.

3. Approval and use of credit lines

3.1 The type of credit line (revolving line or one-off line) and the applicable credit business types under this Agreement, the amount of credit line corresponding to each credit business type, whether the credit line can be transferred between credit business types and the specific conditions of use are subject to Party A’s approval and consent. If, during the credit period, Party A makes any adjustment to the original Party A’s approval opinion upon Party B’s application, the subsequent approval opinion issued by Party A shall constitute a supplement and change to the original approval opinion, and so on.

3.2 Party B must apply for the use of the credit line on a case-by-case basis and submit the materials required by Party A, which will be approved and agreed by Party A on a case-by-case basis. Party A has the right to consider whether or not to agree in conjunction with its internal management requirements and Party B’s business situation, and has the right to unilaterally reject Party B’s application for the use of the credit line without incurring any form of legal liability to Party B. In the event of any inconsistency between this paragraph and other relevant agreements in this Agreement, this paragraph shall prevail.

3.3 When specific credit operations are classified after Party A’s approval and consent, the specific business text (including but not limited to individual agreement/application, framework agreement or specific business contract, etc.) signed by Party A and Party B in respect of the specific credit operations shall form an integral part of the Credit Agreement. The specific amount, interest rate, term, purpose, fees and other business elements of each loan or other credit business are determined by the specific business text, the business documents confirmed by us (including but not limited to the withdrawal application, loan debit note (if any), etc.) and the business records in our system. Unless otherwise agreed in the specific business text, the business documents confirmed by us (including but not limited to borrowing documents, etc.) and the business records in our system, the interest rate under this Agreement shall be calculated using the simple interest method.

If Party B applies for a working capital loan within the credit line, there is no need for Party A and Party B to sign a separate Loan Contract on an individual basis. When Party B applies for a loan, it will submit its application for withdrawal on a case-by-case basis and Party A will approve it on a case-by-case basis.

3.4 We shall have the right to adjust the benchmark interest rate or interest rate pricing method for loans/other credit facilities under this Agreement from time to time, taking into account changes in relevant national policies, domestic and international market conditions or our own credit policies. Such adjustment shall take effect upon notice by us to you (by way of announcement at our branches or the official website of China Merchants Bank, or by sending notice to any of the contact addresses/methods reserved by you in this Agreement); if you do not accept the adjustment, you may repay the loan early, otherwise you shall be deemed to have accepted the implementation of the notice. If the relevant financing business under this Agreement involves periodic repricing and the market benchmark interest rate is lower than 0 at the time of repricing, both parties agree to use 0 as the benchmark for calculating the interest rate pricing.

In the event of any inconsistency between this clause and any other relevant agreement in this Agreement, the agreement in this clause shall prevail.

3.5 Each loan or other credit within the credit line shall be used for a specific period determined in accordance with Party B’s operational needs and Party A’s business management regulations, and the maturity date of each specific business may be later than the maturity date of the credit period (unless otherwise required by Party A).

3.6 During the credit period, we shall have the right to assess Party B’s operation and financial position on an annual basis and to adjust the credit limit available to Party B in the light of the assessment.

4. Interest rate terms for working capital loans

4.1 The interest rate of any loan under this Agreement shall be determined by Party B as specified in the corresponding drawdown application and approved and agreed by Party A. If the drawdown application is inconsistent with the loan note (if any) or our system records for that loan, the loan note (if any) or our system records shall prevail.

4.2 If Party B fails to use the loan in accordance with this Agreement, a penalty interest rate of 100% will be charged on the original interest rate from the date of change of use for the portion of the loan not used for the agreed purpose. The original interest rate refers to the interest rate that was applicable before the change of use of the loan.

If Party B fails to repay the loan on time, late interest (penalty interest) will be charged on the outstanding portion of the loan from the overdue date at a rate of 50% (the overdue loan interest rate) over the original interest rate. The original interest rate refers to the interest rate applicable until the loan maturity date (including early maturity date) (or in the case of a floating rate, the last floating period before the loan maturity date (including early maturity date)).

If the loan is both overdue and not used for the contracted purpose, interest will accrue on the higher of the above provisions.

4.3 In the event that the People’s Bank of China adjusts the regulations on loan interest rates during the term of the loan, the relevant regulations of the People’s Bank of China shall apply.

4.4 If the maturity date of the loan falls on a holiday, the loan will automatically be postponed to the first working day after the holiday and the interest will be calculated according to the actual number of days the loan funds are occupied.

4.5 Interest shall be paid by Party B on each interest accrual date and Party A may deduct the interest payable directly from any account of Party B with China Merchants Bank. If the last payment date of the principal amount of the loan is not an interest-bearing date, the last payment date of the principal amount of the loan shall be the interest payment date and the borrower shall pay all the interest payable corresponding to the principal amount of the loan on that date. If Party B fails to pay the interest on time, compound interest shall be calculated on the unpaid interest payable (including penalty interest) at the overdue loan rate as stipulated in this Article.

5. Guarantee clause

5.1 All debts owed by Party B to Party A under this Agreement shall be secured by a pledge of property or joint and several guarantee provided by Party B or a third party approved by Party A. Party B or the third party acting as guarantor shall issue or sign a separate copy of the guarantee as required by Party A.

5.2 If the guarantor fails to sign the text of the guarantee and complete the guarantee formalities in accordance with the provisions of this Article (including if the debtor of the receivables defends the receivables before the pledge of the receivables), we shall have the right to refuse to provide credit to Party B.

5.3 In the event that the mortgagor provides security for all debts owed by Party B to Party A under this Agreement, if Party B becomes aware that the mortgaged property has been or may be included in the government’s demolition or expropriation plan, it shall immediately inform Party A and urge the mortgagor to continue to provide security for Party B’s debts with the compensation provided by the demolishing party as agreed in the mortgage contract and complete the corresponding security procedures in a timely manner, or provide Party A with other safeguards as requested by Party A. other security measures that are acceptable to us.

6. Party B’s rights and obligations

6.1 Party B shall have the following rights.

6.1.1 the right to require us to provide a loan or other credit within the credit limit on the terms set out in this Agreement.

6.1.2 the right to use the credit line as agreed in this Agreement.

6.1.3 the right to require Party A to keep confidential the production, operations, property and accounts provided by Party B, except as otherwise provided in this Agreement.

6.1.4 The right to assign the debt to a third party with our written consent.

6.2 Party B undertakes the following obligations.

6.2.1 shall truthfully provide the documents and information requested by Party A (including but not limited to its true financial books/statements and annual financial reports, major decisions and changes in production, operation and management, information on withdrawals/use of funds, information relating to collateral, etc.), as well as all account opening banks, account numbers and deposit and loan balances, and cooperate with Party A’s investigation, examination and inspection.

6.2.2 shall accept Party A’s supervision of its use of credit funds and related production, operation and financial activities.

6.2.3 Loans and/or other credits shall be used as agreed and/or committed to in this Agreement and in each specific operational text.

6.2.4 shall repay in full and on time the principal, interest and fees on loans, advances and other credit obligations as agreed in this Agreement and each specific business text.

6.2.5 the assignment of all or part of the obligations under this Agreement to a third party shall be subject to our written consent.

6.2.6 Party B shall immediately notify Party A in the following circumstances and actively cooperate with Party A to implement measures to ensure the safe repayment of principal and interest of loans, advances and other credit debts and all related expenses under this Agreement.

6.2.6.1 the occurrence of a significant financial loss, loss of assets or other financial crisis.

6.2.6.2 loans or guarantees for the benefit of third parties or for the protection of third parties against loss, or guarantees of credit (pledge) on own property (rights).

6.2.6.3 the occurrence of winding up of business, revocation or cancellation of business licence, filing or being filed for bankruptcy, dissolution, etc., or changes in important corporate information, such as changes in corporate name, registered address, place of business, beneficial owner, etc.; or changes in the controlling shareholders/actual controllers of the borrower.

6.2.6.4 where its controlling shareholder or other affiliated companies or the de facto controller has a major crisis in operation or finance which affects its normal operation, or where there is a change in personnel of the legal representative/main person in charge, director or important senior management, or where it is punished/restricted in personal freedom by the state authority for matters such as violation of law or discipline, or where it is missing for more than 7 days, which may affect its normal operation.

6.2.6.5 connected transactions with its controlling shareholder or other affiliated company or beneficial owner amounting to 10% or more of Party B’s net assets (Party B’s notification should cover at least the connected relationship between the parties to the transaction, the nature of the transaction item and transaction, the amount or corresponding proportion of the transaction, pricing policy (including transactions with no amount or only a nominal amount), etc.).

6.2.6.6 the occurrence of any litigation, arbitration or criminal or administrative penalty that has a material adverse effect on its business or property position.

6.2.6.7 Party B or its de facto controller has a large amount of private usury; or has a bad record of borrowing new money, overdue or defaulting on interest payments in other financial institutions; or Party B’s affiliated enterprises have a broken internal capital chain and a debt crisis; or Party B’s projects are halted or suspended or major investment mistakes have occurred.

6.2.6.8 The occurrence of other material events that may affect the solvency of Party B and or its controlling shareholders/actual controllers.

6.2.7 Not to neglect to manage and pursue its claims as they fall due, or to dispose of existing major property without compensation and in other inappropriate ways.

6.2.8 Party B shall obtain Party A’s written consent before undertaking major matters such as merger (amalgamation), demerger, restructuring, joint venture (cooperation), transfer of production (share) rights, shareholding reform, foreign investment, increase in debt financing, etc.

6.2.9 In the case of pledge of accounts receivable, Party B guarantees that the credit balance at any point during the credit period is less than 70% of the pledged accounts receivable balance, otherwise Party B must provide a new, Party A-approved accounts receivable for pledge or deposit a security deposit (the security deposit account number is automatically generated or recorded by Party A’s system at the time the security deposit is made, the same below) until the pledged accounts receivable balance x 70% + Effective margin > credit balance.

6.2.10 In the event that the balance in the margin account is less than 105% of the amount of the specific operation to which it relates due to exchange rate fluctuations, Party B shall be obliged to provide additional margin or other security in the corresponding amount as required by Party A. In the event that Party B provides a margin pledge, Party B shall be obliged to provide additional margin or other security in the corresponding amount as required by Party A.

6.2.11 To ensure that the payment for sales under import is recovered from the account designated by Party A; and to transfer the bills and/or documents under the letter of credit to Party A under export negotiation.

6.2.12 Party B shall ensure that settlement, payment and other income and expenditure activities are mainly carried out in its bank settlement account with Party A. The share of settlement transactions in Party B’s designated account during the credit period shall be at least not less than the share of Party B’s financing with Party A in its financing with all banks.

7. Party A’s rights and obligations

7.1 We shall have the following rights.

7.1.1 the right to require you to repay the principal, interest and costs of loans, advances and other credit obligations under this Agreement and the specific Contract in full and on time.

7.1.2 the right to request information from you in relation to the use of its credit facilities.

7.1.3 the right to be informed of Party B’s production operations and financial activities.

7.1.4 the right to supervise the use of loans and/or other credit facilities by Party B in accordance with the purposes agreed in this Agreement and each specific business text; the right to unilaterally and directly suspend or restrict the corporate internet banking / corporate APP / other online functions of Party B’s account (including but not limited to closing the corporate internet banking / corporate APP / other online functions, presetting the list of payment recipients / single payment limit / stage payment limit and other restrictions) and other electronic payment channels, restrict the sale of settlement vouchers, or restrict over-the-counter payments and transfers for your account, as well as the payment and pass-through functions of non-counter channels such as telephone banking and mobile banking.

7.1.5 has the right to entrust other branches of China Merchants Bank located at the beneficiary’s location to re-open letters of credit to the beneficiary after accepting Party B’s application to open a letter of credit, as required by its internal processes.

7.1.6 the right to debit directly from any of Party B’s accounts with China Merchants Bank for the repayment of debts owed by Party B under this Agreement and each specific business text (when the credit debt is not in RMB, the right to purchase foreign exchange or trade in foreign currency directly from any of Party B’s accounts at the exchange rate published by us at the time of debit in order to repay the principal, interest and fees on the credit)

7.1.7 the right to assign the claims it has against Party B and the right to notify Party B of the assignment by such means as it considers appropriate, including but not limited to facsimile, post, personal service, announcement in the public media, etc., and to make collection calls on Party B.

7.1.8 the right to exercise supervision over Party B’s account and to entrust other institutions of China Merchants Bank other than Party A to exercise supervision over Party B’s account and to control the disbursement of loan funds in accordance with the use of the loan and the scope of payment agreed between the parties.

7.1.9 If Party A finds that any of the circumstances set out in Clause 6.2.6 of this Agreement exist in Party B, Party A shall have the right to require Party B to implement measures to ensure the safe repayment of the principal and interest of the credit debt and all related expenses under this Agreement as required by Party A, and shall also have the right to directly take one or more of the remedial measures as stipulated in the “Events of Default and Handling” clause of this Agreement. (b) to take one or more of the remedies for breach of contract set out in the “Events of Default and Treatment” clause of this Agreement.

7.1.10 Other rights under this Agreement.

7.2 Party A undertakes the following obligations.

7.2.1 the granting of loans or other credit to you within the credit limit on the terms set out in this Agreement and in each specific contract.

7.2.2 Party B’s assets, finances, production and operations shall be kept confidential, except where otherwise provided by laws and regulations, required by regulatory bodies, or provided to Party A’s superior or subordinate bodies, or to external professional bodies such as auditors, accountants or lawyers who are under an equivalent obligation of confidentiality.

8. In particular, Party B warrants the following

8.1 Party B is an entity duly established and legally existing under Chinese law, with legal personality, whose registration and annual report publication formalities are true, legal and valid, and has sufficient civil capacity to enter into and perform this Agreement.

8.2 the execution and performance of this Agreement has been fully authorised by the Board or any other authorised body.

8.3 the documents, information and vouchers provided by Party B in relation to Party B, the guarantor, the mortgagee (pledge) and the mortgage (pledge) are true, accurate, complete and valid and do not contain material errors or omit any material facts that are inconsistent with the facts.

8.4 Strictly comply with the agreements of each specific operational text and the various types of correspondence and relevant documents issued to us.

8.5 No litigation, arbitration or criminal or administrative penalties which may have material adverse consequences for you or your principal property have occurred at the time of entering into this Agreement and no such litigation, arbitration or criminal or administrative penalties will occur during the performance of this Agreement. In the event of such an occurrence, you shall notify us immediately.

8.6 Strictly abide by all national laws and regulations in its business activities, carry out all businesses in strict accordance with the scope of business as stipulated in Party B’s business licence or as approved by law, and complete business (legal person) registration, business annual report procedures and business term extension/extension procedures on time, etc.

8.7 to maintain or improve the existing management of the business, to ensure the preservation of the value of existing assets and not to abandon any claims that have become due or to dispose of existing major property without compensation or in any other inappropriate manner.

8.8 you shall not settle other long-term debts in advance without our permission.

8.9 The loan items applied for under the credit line are in compliance with the requirements of laws and regulations, and the loan will not be used for investments in fixed assets, equity, etc., or for speculative buying and selling of securities, futures and real estate; will not be used for lending to each other to make illegal income; will not be used in areas and for purposes prohibited by the State for production and operation; and will not be used for purposes other than those stipulated in this Agreement and each specific business text.

If the loan funds are disbursed by the borrower, Party B shall regularly (at least on a monthly basis) report to Party A the summary of the loan funds disbursement, and Party A has the right to verify whether the loan disbursement is in accordance with the agreed purpose through account analysis, voucher checking and on-site investigation.

8.10 At the time of entering into and performing this Agreement, no other material event has occurred to you which affects the performance of your obligations under this Agreement.

9. Special provisions on working capital loans

9.1 Withdrawals and drawdowns

Your use of the Working Capital Loan under this Agreement will be made both on your own and in trust.

9.1.1 Autonomous payments

Self-disbursement is the disbursement of loan funds by us to your account after we have released the loan funds to your account in accordance with your request for withdrawal, and then by you to your counterparty who meets the agreed purpose.

9.1.2 Fiduciary payments

Fiduciary payment is where we disburse the loan funds through your account to your counterparty who is eligible for the agreed purposes in accordance with your withdrawal application and payment mandate. For loan funds using the fiduciary payment method, Party B authorises us to pay the loan funds to Party B’s counterparty through Party B’s account on the day of the drawdown (or on the next business day after the drawdown).

9.1.3 you shall use the fiduciary payment method unconditionally and in full if

9.1.3.1 Where a single withdrawal by Party B exceeds RMB 5 million (inclusive, or its equivalent in foreign currency).

9.1.3.2 Where Party A requires Party B to adopt a fiduciary payment method in accordance with regulatory requirements or for risk management purposes.

9.1.4 If payment is made on trust, external payment after loan disbursement must be approved by Party A. Party B shall not circumvent Party A’s supervision by means of online banking, reverse cheque withdrawal or conversion of the whole amount into zero.

9.2 When Party B withdraws funds, Party B shall submit the withdrawal application (if submitted offline, it shall be stamped with Party B’s official seal or Party B’s reserved seal with Party A; if submitted online, it shall be signed with a digital certificate or other means approved by Party A), the loan debit note (if required) and such information as Party B may require according to the different requirements of Autonomous Payment and Entrusted Payment. Otherwise, we have the right to reject your request for withdrawal. Party A shall not be liable for any delay or failure in the payment of funds due to inaccurate or incomplete payment information provided by Party B, resulting in Party B’s default or formation of other losses to its counterparty.

9.3 Loan extensions

If Party B cannot repay the loan under this Agreement on time and needs to extend the loan, it shall submit a written application to Party A one month prior to the expiry of the relevant loan; if Party A agrees to the extension after examination, Party A and Party B shall enter into a separate extension agreement. If Party A does not agree to the extension, the borrowings already occupied by Party B and the interest payable shall still be repaid in accordance with the provisions of this Agreement and the corresponding loan notes or as recorded in Party A’s system.

10. Events of default and handling

10.1 An event of default shall be deemed to have occurred if Party B.

10.1.1 Failure to perform or breach of each of its obligations under this Agreement.

10.1.2 if there is any untruthfulness or incompleteness in the Special Warranties by Party B under this Agreement, or if Party B breaches the Special Warranties and fails to rectify the same as required by Party A.

10.1.3 fails to draw down or draw down the loan as agreed in this Agreement, or fails to repay the principal, interest or fees of the loan in full and on time as stipulated in this Agreement, or fails to use the funds in the fund recovery account as required by us, or fails to accept our supervision and to rectify the situation immediately as required by us.

10.1.4 a material breach by Party B under a legally valid contract with another creditor which is not satisfactorily resolved within three months from the date of the breach.

The foregoing material breach means that Party B’s breach of contract results in its creditors being entitled to claim from it for an amount of RMB1 million or more.

10.1.5 if Party B is a listed company on the New Third Board or intends to apply for listing on the New Third Board and there are circumstances where Party B encounters significant impediments to listing on the New Third Board or suspends its application for listing; Party B is issued with a warning letter, ordered to make corrections, restricted from trading in securities accounts and other self-regulatory measures by the New Third Board Market for a total of three or more times or is subject to disciplinary action, termination of listing, etc.

10.1.6 when Party B acts as a supplier to a government procurement unit, the government procurement unit has risk information that is unfavourable to the repayment of Party A’s credit, such as delayed payment for three consecutive or cumulative periods, or Party B has been disqualified from supply (entered the government procurement blacklist), untimely supply, unstable product quality, operational difficulties, significant deterioration in financial position (insolvency), suspension of works, etc..

10.1.7 Party B’s financial indicators do not consistently meet the requirements as agreed in this Agreement/Specific Business Text; or any of the conditions precedent (if any) to the provision of credit/finance by us to Party B as agreed in this Agreement/Specific Business Text are not consistently met.

10.1.8 where Party B draws down the loan in a “fractional” manner in order to circumvent the requirement under this Agreement that Party B should entrust Party A with the external disbursement of the loan funds.

10.1.9 Your business activities may pose anti-money laundering or sanctions compliance risks to us.

10.1.10 occurrence of other circumstances which we consider to be detrimental to our legitimate rights and interests.

10.2 An event of default shall be deemed to have occurred if the guarantor fails to co-operate with any of the following circumstances which, in our opinion, may affect the guarantor’s ability to guarantee and we require the guarantor to remove the adverse effects thereof, or require Party B to increase or replace the terms of the guarantee.

10.2.1 the occurrence of one of the circumstances similar to those described in clause 6.2.6 of this Agreement, or the occurrence of a circumstance described in clause 6.2.8 without our consent

10.2.2 the issuance of an irrevocable guarantee conceals its actual capacity to assume liability or is not authorized by a competent authority.

10.2.3 Failure to comply with registration, annual business report procedures and/or extension/extension of business term procedures, etc. on time.

10.2.4 neglects to manage and pursue its claims as they become due or disposes of existing major property without compensation or in any other improper manner.

10.2.5 breach of any obligation, undertaking or statement in an irrevocable undertaking signed by it.

10.3 An event of default shall be deemed to have occurred if the mortgagor (or pledgee) fails to co-operate with the mortgagee (or pledgee) or Party B if Party A considers that the mortgage (or pledge) may not be established or the collateral (or pledge) is of insufficient value and requests the mortgagor (or pledgee) to exclude the adverse effects thereof or requests Party B to increase or replace the terms of the security.

10.3.1 there is no right of ownership or disposition of the collateral (or pledge), or the ownership is disputed.

10.3.2 the mortgage (or pledge) has not been registered, or has been leased out, a right of occupancy has been created, has been seized, seized, placed in custody, has a joint/prior legal priority (including, but not limited to, a priority for payment of construction work, a priority for a mortgage on the price of movable property), a retention-of-title priority of the seller has been created, a priority for a finance lease of the lessor, and/or conceals the occurrence of such circumstances.

10.3.3 the mortgagor, without our written consent, assigns, leases, creates a right of occupancy, re-mortgages or disposes of the collateral in any other improper manner or creates any encumbrance of rights of any kind, or he disposes of the collateral with our written consent but does not apply the proceeds to the payment of the debt owed by you to us as required by us

10.3.4 where the mortgagor fails to keep, maintain and repair the mortgage properly, resulting in an appreciable depreciation in the value of the mortgage; or where the mortgagor’s actions directly endanger the mortgage, resulting in a reduction in the value of the mortgage; or where the mortgagor fails to insure/renew the mortgage as required by us during the term of the mortgage.

10.3.5 where the mortgaged property has been or may be included in the scope of government demolition or expropriation and the mortgagor fails to immediately inform us and perform the relevant obligations as agreed in the mortgage contract.

10.3.6 where the Mortgagor provides a residual value mortgage to secure the business under this Agreement using its mortgaged property with China Merchants Bank, and where the Mortgagor settles its personal mortgage loan early without our consent before Party B has repaid the credit granted under this Agreement.

10.3.7 where the pledgee pledges financial products, the source of funding for the subscription of the financial products is not legal/compliant.

10.3.8 other matters occurring or likely to occur in relation to the mortgage (pledge) affecting the value of the mortgage (pledge) or affecting our mortgage (pledge) rights, etc.

10.3.9 the mortgagor (or pledgee) breaches any obligation, promise or representation in the mortgage contract/pledge contract signed by him.

10.4 When the guarantee under this Agreement includes the pledge of accounts receivable, Party A has the right to require the debtor of the accounts receivable to provide security in the event of any significant deterioration of its operation, transfer of property/evasion of funds to evade its debts, collusion with the pledgee of the accounts receivable to change the route of repayment resulting in the repayment of the accounts receivable not entering the special account for repayment, loss of business reputation, loss or likely loss of performance ability or other material matters affecting its solvency, etc. Party B to provide corresponding guarantee or provide new valid accounts receivable for pledge; if Party B fails to do so, an event of default shall be deemed to have occurred.

10.5 In the event of any of the above events of default, we shall be entitled to take the following measures separately or concurrently.

10.5.1 reduce the amount of credit granted under this Agreement or discontinue the use of the remaining credit line.

10.5.2 early recovery of principal, interest and related fees on loans granted within the credit limit.

10.5.3 For bills of exchange accepted by Party A or letters of credit, letters of guarantee or letters of guarantee for goods delivery opened (including entrusted transfer) during the credit period, regardless of whether Party A has made advances or not, Party A may request Party B to increase the amount of the deposit, or transfer the deposits in other accounts opened by Party B with Party A to its deposit account as the deposit for settling future advances made by Party A under this Agreement, or hand over the corresponding amount to a third party withdraw the corresponding amount to a third party as security for future advances made by Party A to Party B.

10.5.4 For outstanding receivables claims assigned by Party A from Party B under factoring business, Party A shall have the right to request Party B to immediately fulfill its repurchase obligations and take other recovery measures in accordance with the relevant specific business text; for receivables claims assigned by Party A to Party B under factoring business, Party A shall have the right to immediately reclaim them from Party B.

10.5.5 Party A may also directly request Party B to provide other property acceptable to Party A as new security as appropriate. If Party B fails to provide new security as requested, Party B shall be liable for liquidated damages equivalent to 30% of the amount of the credit facility under this Agreement.

10.5.6 to directly freeze/withhold the deposits in any settlement account and/or other accounts opened by Party B with China Merchants Bank, to stop opening new settlement accounts for Party B and to stop issuing new credit cards to Party B’s legal representatives.

10.5.7 to report to credit reference agencies and banking associations information on Party B’s default and breach of trust, and have the right to share such information among banking institutions and even publicize it to the community through appropriate means.

10.5.8 dispose of the pledge and/or recover it from the guarantor in accordance with the provisions of the security text.

10.5.9 for working capital loans under the credit facility, change the terms of the loan funds entrusted to you and remove the use of the loan by you on a “self-pay” basis.

10.5.10 Recourse in accordance with this Agreement.

10.6 The amounts recovered by us shall be repaid in the order of the actual maturity date of each credit in descending order. The order of repayment of each specific credit shall be in accordance with the order of fees, default, compound interest, penalty interest, interest and finally the principal amount of the credit until the principal and interest and all related fees are repaid in full.

Party A has the right to unilaterally adjust the above repayment order, unless otherwise required by law or regulation.

11. Changes and additions to the agreement

This agreement may be varied by mutual agreement and written agreement between A and B. Until such time as a written agreement is reached, this Agreement shall remain in force. Neither party may make unilateral changes to this agreement.

The written supplemental agreements reached by consensus between A and B in respect of matters not covered by this Agreement and changes thereto, as well as each specific business text under this Agreement, shall form an integral part of this Agreement.

12. Other matters

12.1 The granting of any indulgence, relief or delay by us in respect of any breach or delay by you while this Agreement is in force shall not prejudice, affect or limit all our rights and entitlements as a creditor under the relevant legal provisions and this Agreement, nor shall it be deemed to be our permission or approval of any breach of this Agreement, nor shall it be deemed to be a waiver of our It shall not be deemed a waiver of our right to act in respect of any existing or future breach.

12.2 In the event that this Agreement becomes legally invalid for whatever reason, or part of its provisions are invalid, Party B shall remain liable to pay all debts owed to us under this Agreement. In the event of such an event, we shall be entitled to terminate this Agreement and may immediately recover from you all debts owed by you under this Agreement.

If, as a result of changes in applicable laws and policy requirements, Party A incurs additional costs in performing its obligations under the Agreement, Party B shall reimburse Party A for the additional costs incurred at Party A’s request.

12.3 Notices, requests or other documents from Party A and Party B in relation to this Agreement shall be sent in writing (including but not limited to letters, faxes, emails, electronic platforms such as China Merchants Bank Corporate Internet Banking / Corporate APP, mobile phone SMS or WeChat, etc.). Party B confirms the following in relation to the address and manner of service of documents.

12.3.1 Party B acknowledges and agrees to use Party B’s China Merchants Bank Corporate Internet Banking / Corporate App and Party B’s contact address, email, fax number, mobile phone number or micro-signal set out in this Agreement as Party B’s address for service of all commercial and legal documents under this Agreement.

The commercial documents referred to in this Article refer to all kinds of commercial documents such as business notices, confirmations, default notices, early maturity notices, overdue reminders, etc. formed in the course of business transactions under this Agreement; the legal documents referred to in this Article include notarized documents and judicial documents (including but not limited to indictment/application for arbitration, appeal, reply, evidence, summons, notice of appeal, notice of proof, notice of court hearing, notice of hearing, judgment/judgment, ruling, mediation, notice of deadline for performance, etc.). (including, but not limited to, documents for trial and enforcement, such as indictment/arbitration application, appeal, defence, evidence, summons, notice of appeal, notice of proof, notice of hearing, judgment/award, ruling, conciliation, notice of deadline for performance).

Service by Party A, the Court of Appeal and the Notary Public by the means of service agreed in this Agreement to the address for service agreed in the preceding paragraph shall be deemed to be valid service.

12.3.2 Party B acknowledges and agrees that: if delivered by hand (including but not limited to delivery by lawyers/notaries, courier delivery, etc.), delivery shall be deemed to have been effected upon signature by the recipient (if the recipient refuses to accept, delivery shall be deemed to have been effected upon the expiry of seven days from the date of refusal/return or the date of posting, whichever is earlier); if delivered by postal letter, delivery shall be deemed to have been effected upon the expiry of seven days from the date of posting; if delivered by fax, email, China Merchants Bank Corporate Internet Banking/Enterprise App (i.e. delivery to Party B’s China Merchants Bank Corporate Internet Banking/Enterprise App via China Merchants Bank Corporate Internet Banking/Enterprise App), mobile phone SMS or WeChat, etc. (i.e. delivered to Party B’s China Merchants Bank Corporate Internet Banking/Enterprise App via China Merchants Bank Corporate Internet Banking/Enterprise App), mobile phone SMS or WeChat, etc., the date of delivery shall be deemed to be the date of delivery when the corresponding system/electronic device of Party A shows successful delivery. If Party A notifies Party B of the transfer of debts or makes a collection call on Party B by way of announcement in the public media, the date of announcement shall be deemed to be the date of service.

12.3.3 If Party B changes its contact address, email address, fax number or mobile phone number or micro-signal, it shall notify Party A in writing of the change five working days from the date of the change, otherwise Party A shall have the right to serve Party B at its original contact address or information. If the change of Party B’s contact address or information is not successfully delivered, the date of return or seven days after posting (whichever is earlier) shall be deemed to be the date of delivery. Party B shall bear any loss that may arise as a result and shall not affect the legal validity of service.

12.3.4 Party B further agrees that the court may serve judicial documents on Party B by electronic means such as the China Open Network for Judicial Process Information and the National Unified Service Platform; if the court serves judicial documents electronically as agreed above, the date of successful transmission as shown on the China Open Network for Judicial Process Information and the National Unified Service Platform shall be regarded as the date of service; if the court completes the service of judicial documents by electronic service If the court completes the service of judicial documents by electronic service, there is no need to serve paper judicial documents to Party B’s contact address.

12.3.5 The address and mode of service agreed in this article apply to all stages of the contract performance, dispute resolution, arbitration, court hearing (first trial, second trial, retrial) and enforcement.

12.4 The Parties agree that for each application for business under the Trade Finance Business, it is sufficient for Party B to affix its reserved seal on Party A and both Parties acknowledge the validity of such signature.

12.5 Both parties agree that if Party B submits applications or business vouchers for credit business through Party A’s electronic platform (including but not limited to Enterprise Banking/Enterprise APP), its electronic signature generated by means of digital certificate is regarded as Party B’s valid signature and represents Party B’s true intention, and Party A has the right to fill in relevant business vouchers based on the application information issued online, and Party B acknowledges its authenticity, accuracy and legality and is bound by it. Party A is entitled to fill in the relevant business vouchers according to the application information issued online, and Party B recognises its authenticity, accuracy and legality and is bound by it.

12.6 In order to facilitate business processing, all operations of Party A involving transactions (including but not limited to application acceptance, information review, payment release, transaction confirmation, debit, enquiry, receipt printing, collection, payment deduction, etc. and all kinds of notifications) may be handled by any of Party A’s business outlets and relevant correspondence may be generated, issued or issued, and the business operations and correspondence of Party A’s outlets shall be deemed to be Party A’s acts and shall be binding on Party B. Binding effect.

12.7 The annexes under this Agreement form an integral part of this Agreement and shall automatically apply to the corresponding specific operations actually occurring between the Parties.

12.8 Covering costs

☐ 12.8.1 Where this Agreement involves Party B taking out accident insurance with Party A as the first beneficiary, the relevant insurance costs shall be borne in the following form (a tick in “☐” indicates that the provisions of this clause apply).

Please tick one of the following.

☐ The Party A is responsible for.

☐ A and B share in the following proportions: Party A / %, Party B / %.

☐ 12.8.2 Where this Agreement relates to enforcement notary fees (other than the fee for the application for the issue of a certificate of enforcement), the following form of fee payment shall apply (a tick in “☐” indicates that the provisions of this clause apply).

Please tick one of the following.

☐ Party A bears

☐ A and B share in the following proportions: Party A / %, Party B / %.

12.8.3 In other matters where services are entrusted to a third party, the relevant costs shall be borne by the principal. If both parties are jointly acting as principal, each shall bear 50%.

12.8.4 In the event that Party B fails to repay the debts owed to Party A under this Agreement on time, all costs incurred by Party A for realising the claim, such as attorney’s fees, litigation fees, travel expenses, public notice fees, service of process fees, application for issuance of enforcement certificate fees, etc., shall be fully borne by Party B, and Party B authorises Party A to deduct them directly from Party B’s bank account with Party A. If there is any shortfall, Party B guarantees to reimburse the full amount upon receipt of notice from Party A without any proof from Party A.

12.9 Party B shall, at Party A’s request (tick one of the following options at☐ ).

☐ insure its core assets and designate us as the first-ranking beneficiary.

☐ No sale or encumbrance of assets designated by us until the credit debt has been settled.

☐ The dividends to its shareholders prior to the settlement of the credit debt are restricted in accordance with our requirements as follows.

      /

12.10 You shall ensure that the financial indicators of Party B during the credit period do not fall below the following requirements.

      /

12.11 You also acknowledge that China Merchants Bank and your parent/head office/holding company (insert name of enterprise), agrees to be bound by the contents of the Group Credit Business Cooperation Agreement (including any adjustments and supplements thereto from time to time made by the signatories) numbered (insert name of enterprise) and agrees to undertake the obligations set out therein in respect of the Group’s subordinate units as a subordinate unit of the Group under the Agreement. In the event of any breach, Party B shall be deemed to be in default and Party A shall be entitled to take all remedies for such breach as set out in this Agreement.

12.12 Other engagements.

12.12.1 (1) Party B shall not use false contracts with related parties or debts such as bills and receivables without trade background to conduct various businesses such as bill discounting, factoring, pledge, letter of credit and forfaiting in Party A. If Party B uses the connected transactions to damage or evade the claims of Party A or other branches of China Merchants Bank, it shall be regarded as an event of default under this Agreement and Party A shall have the right to take corresponding default handling measures in accordance with this Agreement. (2) If any related party of Party B defaults on its obligations to China Merchants Bank, it shall be deemed to be an event of default under the Group Credit Facility and Party A shall be entitled to decide whether or not to take the default handling measures as stipulated in this Agreement in accordance with the degree of impact of the event of default, irrespective of whether or not Party B has defaulted under this Agreement. (3) Related transaction means a transfer of resources or obligations between related parties, whether or not a price is received. A related party is defined as a party who has the ability to control, jointly control or exercise significant influence over another party, directly or indirectly, in the financial and operating decisions of the enterprise; two or more parties are also related if they are controlled by the same party. Both parties agree that the specific definition of related party shall be determined by Party A. (4) Group means a group of legal persons who have a direct or indirect controlling (control) or controlled (control) relationship, or other groups of legal persons who have a materially significant risk connection (such as being jointly controlled by a third party, having other related relationships and possibly not transferring assets and profits on a fair price basis). A control relationship is one in which you have effective control or exert significant influence over the operating decisions, capital operations or senior management appointments of the other party. Both parties agree that whether or not they are members of the Group is subject to Party A’s determination.

12.12.2 Party B guarantees that there will be no performance under the foreign insured domestic loan, and if there is such a situation, Party B shall notify Party A in a timely manner, and Party A has the right to suspend the conclusion of new foreign insured domestic loan contracts or the processing of new withdrawals; Party B guarantees that if there is performance under the guarantee, the sum of the outstanding principal balance and the stock of external liabilities will not exceed the risk-weighted balance of Party B’s cross-border financing, and the risk arising from exceeding the risk-weighted balance of Party B’s cross-border financing shall be borne by Party B The risk arising from exceeding the risk-weighted balance of your cross-border financing shall be borne by you.

12.12.3 Party B undertakes that if the amount under this Agreement is used for affiliated procurement, the affiliated party shall open an account with Party A, and the funds shall be entrusted to the final seller for a second time or Party A shall directly handle the agency business.

12.12.4 Party B undertakes that until all credit obligations under this Agreement are settled, the terms of the guarantee provided by Party B to Party A for obtaining credit under this Agreement will not be weaker than the terms of the guarantee provided by Party B to other banks for new applications for financing by Party B in other banks.

13. Account information

☑ 13.1 Special Loan Account (tick if applicable)

All disbursements and payments of loan funds under this Agreement must be made through the following accounts.

Account name. JAJI (Shanghai) Co., Ltd.

Account number. 121923728310801

Bank of Account. Century Avenue Branch of China Merchants Bank Co., LTD

13.2 Funds back account

13.2.1 We both agree to designate the following account as Party B’s funds recovery account.

Account name. JAJI (Shanghai) Co., Ltd.

Account number. 121923728310801

Bank of Account. Century Avenue Branch of China Merchants Bank Co., LTD

13.2.2 The account monitoring requirements are as follows. /

Party A has the right to recover the loan early based on Party B’s funds recovery, i.e. when there are funds recovered from the account, then the loan corresponding to the amount of such recovered funds may be deemed to mature early and Party A has the right to debit the account directly to repay such part of the loan.

13.3 Party B shall provide quarterly information on the movement of funds in and out of the above accounts and cooperate with Party A in the monitoring of the relevant accounts and the return of funds.

14. Applicable law and dispute resolution

14.1 The laws of the People’s Republic of China (excluding the laws of Hong Kong, Macau and Taiwan) shall apply to the conclusion, interpretation and settlement of disputes of this Agreement, and the rights and interests of both A and B shall be protected by the laws of the People’s Republic of China.

14.2 Disputes arising in the course of the performance of this Agreement between A and B shall be settled by mutual agreement. If consultation fails, either party shall (choose one of the three, tick one of the following).

☑ 14.2.1 to the People’s Court of competent jurisdiction in the location of Party A.

☐ 14.2.2 to the people’s court with jurisdiction in the place where the agreement was signed, which is Century Avenue Branch of China Merchants Bank Co., LTD

☐ 14.2.3 Application for arbitration to / (insert name of specific arbitration institution), where the arbitration will take place.

14.3 After this Agreement and each specific business text has been notarised by both parties to give enforcement effect, Party A may apply directly to the people’s court having jurisdiction for enforcement in order to recover the debts owed by Party B under this Agreement and each specific business text.

15. Entry into force of the agreement

This Agreement shall come into effect upon the signature (or name seal) of the legal representative/principal person in charge of both parties or their authorized agent and the official seal/contractual seal of the entity, and shall automatically expire on the date of expiry of the credit period or the date of settlement of all debts and all other related expenses owed by Party B to Party A under this Agreement (whichever is later).

16. By-laws

This agreement is made in four copy, one for Party A, one for Party B and one for each with the same legal effect.

Attachment: 1. Special Terms and Conditions for Cross-border Trade Finance Business

2. Special Terms for Buyer/Import Factoring

3. Special Terms for Order Credit Business

4. Special Terms for Commercial Acceptance Guarantee Business

5. Special provisions for derivative business

6. Special Terms for Gold Leasing Business

Attachment 1

Special Terms for Cross-border Trade Finance Business

1. Cross-border linked trade finance business refers to the cross-border trade finance business applied by Party B to Party A based on the real cross-border trade background with overseas companies and provided by Party A in cooperation with overseas institutions of China Merchants Bank (hereinafter referred to as “linked platform”).

2. The specific types of cross-border linked trade finance business include: back-to-back letter of credit, entrusted issuance, entrusted offshore financing, bill guarantee, letter of guarantee offshore credit and cross-border trade finance through train. The specific meaning and business rules of each business type will be agreed in the specific business text.

3. Under a back-to-back letter of credit, the parent letter of credit applied for by you to us directly occupies the credit line under this Agreement, and the charge or advance (whether or not incurred during the credit period) and the corresponding interest and costs incurred by us in fulfilling our obligations to the issuing bank under such parent letter of credit constitute financing obligations of you to us and are included in the credit guarantee.

Under the entrusted letter of credit / entrusted offshore financing, we entrust the Linkage Platform to accept letters of credit / trade finance applied for by offshore companies under your application to occupy the credit line under this Agreement. If Party A issues a charge or provides an advance to Party B for external payment under import collection, such charge or advance (whether or not it occurs within the credit period) and the related interest and fees directly constitute Party B’s financing obligations to Party A and are included in the credit guarantee.

Under the note guarantee, Party A will, upon Party B’s application, directly draw on its credit facilities under this Agreement to guarantee the payment of Party B’s promissory note. If Party B fails to pay the bill in full and on time, Party A has the right to make direct advances on the guaranteed bills, and such advances (whether or not incurred during the credit period) and related interest and fees are included in the credit guarantee.

Under the letter of guarantee offshore credit business, Party A directly occupies the credit line under this Agreement based on the letter of guarantee/ standby letter of credit issued by Party B upon application. After the offshore company assigns its right to receive payment under the letter of guarantee (not the right to claim) to the linked platform, when the linked platform claims against Party A under the letter of guarantee / standby letter of credit, the advances made by Party A (whether or not incurred during the credit period) and the related interest and expenses directly constitute Party B’s financing obligations to Party A and are included in the credit guarantee.

Under the cross-border trade finance through train business, after Party A has approved Party B’s trade finance based on Party B’s application, the trade finance provided by the linked platform directly to Party B will occupy the credit line under this Agreement. If Party B fails to repay the trade financing amount to the Linkage Platform in full and on time, Party A is entitled to repay the amount by way of charge or advance, and the relevant charge or advance (whether or not it occurs within the credit period) and related interest and fees directly constitute Party B’s financing debt to Party A and are included in the credit guarantee.

Attachment 2

Special Terms for Buyer/Import Factoring

1. Definition clause

1.1 Buyer/Import Factoring is a comprehensive factoring service including payment approval, receivables collection and management for the Seller/Export Factor after we, as the Buyer/Import Factor, have assigned the receivables under the Commercial Contract to the Seller/Export Factor with Party B as the debtor of the receivables.

Under the buyer/import factoring business, if Party B incurs buyer’s credit risk, Party A shall be liable to the seller/export factor for approved payment; in the event of a dispute during the performance of the business contract, Party A shall be entitled to counter-assign the assigned accounts receivable to the seller/export factor.

1.2 A seller/export factor is a party that enters into a factoring agreement with a supplier/service provider (receivables creditor) under a commercial contract and assigns the receivables held by the receivables creditor. We may act as both buyer/import factor and seller/export factor.

1.3 Dispute means a defence, counterclaim, set-off or similar action by you in respect of the receivables assigned to us as a result of a dispute between the creditor of the receivables and you over the relevant goods, services, invoices or any other matter relating to a commercial contract, and the assertion by a third party of its rights or application for seizure of the receivables under this Agreement. A dispute shall be deemed to have arisen whenever the receivables assigned to us are not fully or partially realised as a result of any credit risk other than that of the buyer.

1.4 Commercial Contract: A contract for a transaction between Party B and a receivable creditor for the purpose of a commodity transaction and/or a service transaction, settled on credit.

1.5 Approved payment/guaranteed payment means that Party A, as the buyer/import factor, shall pay the corresponding amount of receivables to the seller/export factor within a certain period of time after the receivables are due, after Party B has incurred buyer’s credit risk.

2. Upon application by Party B, Party A agrees to handle the buyer/import factoring business for him/her within the credit line, and his/her receivables assigned from the seller/export factor will be reduced/occupied according to their amount under the credit line of the credit agreement.

The amount paid by Party A as the buyer/import factor in fulfilling the approved payment/guaranteed payment obligations and the related fees shall be deemed to be the credit granted by Party A to Party B under the Credit Agreement (the financing interest rate within 30 days from the date of credit granting shall be based on the one-year loan market quotation rate announced by the National Interbank Lending Center one working day before the guarantee payment date, add 300 points. The financing interest rate beyond this period is the benchmark interest rate, plus 50%, as quoted by the 1-year loan market published by the National Interbank Lending Center 1 working day before the guaranteed payment date.) and included in the guarantee of the credit guarantee provided by Party B. We are entitled to take all the measures agreed under the Credit Agreement to recover the approved/guaranteed payment from you. As long as the seller/export factor (whether or not it is Party A) assigns the receivables within the credit period, Party A shall have the right of recourse against Party B in accordance with the Credit Agreement and the Commercial Contract, even if Party A fulfils its approved payment obligations beyond the credit period.

3. Buyer/Import Factoring Charges

The factoring fee is a business management fee charged by Party A for providing buyer/import factoring services and shall be charged by Party A to Party B at the time of settlement of the assignment at a rate of a certain percentage of the receivable amount, the exact rate of which shall be reasonably determined by Party A in accordance with its business rules.

4. Party B waives the right to dispute any disputes arising in the course of the performance of the commercial contract. In view of this, regardless of any other agreement, once Party B fails to make external payments as agreed in the Commercial Contract, it shall be deemed that Party B has incurred buyer’s credit risk and Party A will make approved payments, to which Party B has no objection.

Annex 3

Special Terms for Order Credit Business

1. The order loan business is a loan granted by us to you under a commercial contract (or works contract) with your downstream customer (the payer) for the purpose of performing the daily production and operation of the commercial contract (or performing the works contract), with the sales return (or works return) of the contract as the first source of repayment.

2. Party B shall open a special account in Party A for the repayment of sales under commercial contracts (or engineering contracts). All sales under commercial contracts (or engineering contracts) for which order credits are applied must be paid back directly to the special account, which cannot be used or changed without our approval. Party B shall inform the payer that the account is the only account for sales refunds. Party A has the right to withhold the money in the special account for the purpose of repaying the principal and interest, penalty and interest and other related expenses of the order loan financing.

3. Party A may immediately stop the use of Party B’s credit line under the Credit Agreement and take default handling measures as agreed in the Credit Agreement when the following circumstances occur

3.1 circumstances that are not conducive to the protection of our claims, such as three consecutive late payments by Party B’s downstream customers or, in our reasonable judgement, a deterioration in their financial position.

3.2 Party B is disqualified as a supplier by the downstream customer, Party B’s supply to the downstream customer is not delivered in a timely manner, the quality of the product is not stable, the construction is not carried out in accordance with the progress agreed in the works contract without the approval of the downstream customer, the qualification of Party B’s practice is adjusted downward and makes its qualification not meet the requirements of the downstream customer, Party A reasonably judges that it is in operational difficulties, its financial position deteriorates, or there are three consecutive months when the downstream customer’s repayment is less than The total monthly repayment amount due from Party B under each financing contract under this credit facility, or the downstream customer fails to pay in instalments as agreed in the construction contract for the second consecutive period.

Annex 4

Special Terms and Conditions for Commercial Acceptance Guarantee Business

1. Commercial acceptances are discounted by Party A or allowed to be discounted by the bearer at any branch of China Merchants Bank (hereinafter referred to as other discounting banks). The holder (hereinafter referred to as the discounting applicant) may apply for discounting with the commercial acceptances to Party A or other discounting accepting banks, and such discounting operations shall occupy the credit line under this Agreement.

　　Given that the provision of commercial acceptances by Party A to Party B is a prerequisite for other discount accepting banks to accept the holder’s application for discounting, other discount accepting banks are entitled to transfer the discounted bills to Party A after discounting, and Party A is obliged to accept the transfer, and Party B has no objection to this.

2. The commercial acceptances referred to herein include both paper commercial acceptances and electronic commercial acceptances (hereinafter referred to as electronic commercial acceptances); the interest payment methods include interest payment by the buyer, interest payment by the seller, interest payment by other parties and interest payment by agreement.

3. Party B shall open a commercial acceptances margin account with Party A (the account number shall be the one generated or recorded by Party A’s system at the time of deposit of the margin) and deposit a certain amount of funds into such margin account in proportion to Party A’s requirements prior to the acceptance of each instrument as payment margin for commercial acceptances discounted by Party A or assigned from other discount accepting banks.

If Party B is the acceptor of a commercial acceptances, Party B shall deposit the full amount of each commercial acceptances payable in its margin account opened with Party A before the maturity of the bill.

4. During the credit period, the discounting applicant may apply for discounting directly to Party A with the commercial acceptances accepted, endorsed or guaranteed by Party B, or may apply for discounting with other discounting acceptance banks. Party A or other discount accepting banks have the right to examine the eligibility of the discount applicant, request Party B to conduct audit and confirmation, and decide whether to process the discount at their own discretion.

After discounting, other discount accepting banks have the right to endorse and transfer the discounted commercial acceptances to Party A in accordance with the relevant regulations of China Merchants Bank. After Party A has discounted or transferred the commercial promissory notes from other discount accepting banks, Party B shall unconditionally pay Party A the full amount of the note payable in a timely manner when Party B is requested to pay with the note.

5. The business records such as the business information stored in the China Bills Transaction System or the electronic commercial draft system, or the customer statements filled in or printed out accordingly, shall govern the opening, acceptance, guarantee, endorsement and discounting of each electronic commercial draft. The information stored in the China Bills Transaction System or the electronic commercial draft system and the business records generated thereunder are part of this Annex and have the same legal effect as this Annex. Party B acknowledges its accuracy, authenticity and legality.

6. Any dispute arising from the underlying contract of the commercial acceptances guaranteed by Party A shall be resolved by Party B in coordination with the parties concerned and shall not relieve Party B of its obligation to deposit the deposit and the payment in full and in a timely manner in accordance with the provisions of Clause 3.

7. If Party A has discounted the commercial acceptances accepted, endorsed or guaranteed by Party B or has assigned such commercial acceptances from other discount accepting banks, Party A shall have the right to take recourse directly against Party B if the payer of the commercial acceptances or Party B has not delivered the full amount of the notes before the maturity date, including but not limited to deducting the amount from any account opened by Party B with China Merchants Bank for payment. Any advance made by Party A as a result of insufficient delivery by Party B and insufficient debit from Party B’s account balance shall be subject to a penalty interest charge by Party A to Party B at the rate of 5% per day of the amount advanced in accordance with the relevant provisions of the Payment and Settlement Measures.

Annex 5

Special Terms for Derivative Trading Business

1. In respect of derivative transactions which Party A accepts Party B’s application for classification, the credit line may be taken up by a certain percentage of the notional principal amount of the transaction/transaction amount, or in the event of a floating loss on the derivative transaction, Party A may take up additional credit line from Party B according to the specific agreement of both parties (at the time of each transaction, Party A shall determine the specific amount of credit line to be taken up in accordance with the variety, maturity and risk level of the transaction, the business to which the credit line is deducted, etc.). The actual amount of credit line to be taken up shall be determined by the transaction documents such as the notification of credit line taking up and/or the confirmation/certification of the transaction issued by Party A.

2. Any derivative transaction that has a balance or loss during the credit period, whether or not the transaction occurs within the credit period, will be charged to the credit line in accordance with the previous article.

Annex 6

Special Terms for Gold Leasing Business

1. “Gold Leasing” is a business in which we lease out physical gold to Party B. Upon expiry, Party B returns an equivalent amount of gold of the same quality and property and pays the leasing fee to Party A in RMB on a regular basis.

2. Party A may, upon Party B’s application, handle the gold leasing business for Party B within the credit period and credit limit. The physical gold leased by Party A shall occupy the credit limit in accordance with the agreed value of the gold leasing agreement signed by both parties and shall constitute a debt owed by Party B to Party A.

Party B declares that

All the terms of this agreement have been fully negotiated by both parties. We have drawn your attention in particular to those provisions which relate to the exclusion or reduction of our liability and which are of material interest to you, and have clarified these provisions accordingly at your request. Party B has given a full and accurate understanding of them. The contracting parties are in full agreement as to the terms of this agreement.

(No text below)

(The following is the signature line of the Credit Agreement (for liquidity loans without a separate loan contract) numbered:121XY240709T000157)

Party A: China Merchants Bank Co. LTD. Shanghai Branch

Principal or authorised agent (signature/name seal).

Contact address. 1088 Lujiazui Ring Road, Pudong New Area, Shanghai

Unit e-mail address.qsong@cmbchina.com

Unit fax number. /

Contact mobile number. Song Qian 13585859417

Unit micro signal. /

Party B: (seal) JAJI (Shanghai) Co., Ltd.

Legal representative/principal person in charge or authorised agent (signature/name seal).

Contact address. Room 511, Building 1,Chuangzhi Space 2966, Jinke Road, Pudong New Area, Shanghai

Unit e-mail address.penny.dai@jajiglobal.com

Unit fax number. /

Contact mobile number. Dai Panpan 15721320032

Unit micro signal. /

Date: 2024.7.10